UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2009 (October 8, 2009)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Section 5.02 – Departure of Directors or Principal Officers; Election of Directors;
                        Appointment of Certain Officers; Compensatory Arrangements of Certain
                        Officers.

On October 8, 2009, based upon the recommendations of Glenn E. Moyer, President and Chief Executive Officer, and Scott V. Fainor, Senior Executive Vice President and Chief Operating Officer, the Compensation Committee of the Board of Directors of National Penn Bancshares, Inc. set a base salary for Sandra L. Bodnyk, Group Executive Vice President and Chief Risk Officer of $300,000 per year, effective October 15, 2009.  This increased base salary reflects Ms. Bodnyk’s growing responsibilities to National Penn as Chief Risk Officer, and is based on comparable salary ranges for similar executive management positions.  Under Ms. Bodnyk’s employment agreement, this base salary amount becomes the minimum base salary for future years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	October 15, 2009	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and
Chief Executive Officer